As filed with the Securities and Exchange Commission on July 31, 2019

Registration No. 333-230858

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-3

TO

REGISTRATION STATEMENT

ON

FORM S-4

UNDER

THE SECURITIES ACT OF 1933

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	37-1490331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Marc M. Mayo

Corporate Executive Vice President and Chief Legal Officer

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6660

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Robert S. Rachofsky

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8088

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (1)	455,989(2)	N/A	N/A	(3)

(1)

This Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 relates to shares of common stock, par value 0.01 per share (“FIS common stock”), of Fidelity National Information Services, Inc. (the “Registrant”) that may be issued upon the exercise of certain stock options and the settlement of certain restricted stock units initially issued by Worldpay, Inc. (“Worldpay”) and assumed by the Registrant in connection with the merger of Wrangler Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Registrant, with and into Worldpay, with Worldpay as the surviving corporation and a wholly-owned subsidiary of the Registrant.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares of Common Stock as may become offered or issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of the Registrant’s original registration statement on Form S-4 (File No. 333-230858) filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2019, to which this Post-Effective Amendment No. 2 relates. Accordingly, no additional filing fee is required. See “Explanatory Note.” Such Registration Statement on Form S-4 was declared effective on June 7, 2019.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Fidelity National Information Services, Inc. (“FIS”, the “Registrant”, “we”, “us” or “our”) hereby amends its Registration Statement on Form S-4 (No. 333-230858) originally filed on April 15, 2019, as amended (the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 (the “Post-Effective Amendment”), containing an updated prospectus relating to the offer and sale of up to 455,989 shares of FIS common stock, par value $0.01 per share (“FIS common stock”), issuable upon the exercise of outstanding stock options (the “Converted Options”) and the settlement of restricted stock units (the “Converted RSUs”), in each case, that were issued by Worldpay, Inc. (“Worldpay”) and assumed by FIS. The Converted Options are held by former employees of Worldpay and the Converted RSUs are held by former employees and directors of Worldpay and previously represented options to purchase shares of Worldpay common stock (the “Worldpay Options”) and time-vesting restricted stock units or performance-vesting restricted stock units in respect of shares of Worldpay common stock (the “Worldpay RSUs”).

On July 31, 2019, Wrangler Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of FIS, merged (the “Merger”) with and into Worldpay, with Worldpay continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of FIS pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 17, 2019 (the “Merger Agreement”), by and among FIS, Worldpay and Merger Sub. Pursuant to the Merger Agreement, among other things, (i) each Worldpay Option that was outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into an option to purchase that number of shares of FIS common stock equal to the product (with the result rounded down to the nearest whole number) of (a) the number of shares of Worldpay common stock subject to such Worldpay Option and (b) 1.01, at an exercise price per share (rounded up to the nearest whole cent) equal to the (1) exercise price per share for such Worldpay Option immediately prior to the Effective Time divided by (2) 1.01 and (ii) each Worldpay RSU that was outstanding immediately prior to the Effective Time was converted into a restricted stock unit award relating to a number of shares of FIS common stock equal to the product (with the result rounded up to the nearest whole number) of (a) the number of shares of Worldpay common stock subject to such Worldpay RSU and (b) 1.01.

The Worldpay Options and the Worldpay RSUs were converted into the Converted Options and the Converted RSUs, respectively, in connection with the Merger and in accordance with the Merger Agreement.

This Post-Effective Amendment No. 2 relates to the offer and sale of 455,989 shares of FIS common stock issuable upon the exercise of the Converted Options and the settlement of the Converted RSUs. All such shares of FIS common stock were originally registered by FIS on the Form S-4, which became effective on June 7, 2019. This Form S-3 is being filed to convert 455,989 shares of the registrant’s common stock covered by the Form S-4 to be covered by this Form S-3.

PROSPECTUS

FIDELITY NATIONAL INFORMATION SERVICES, INC

455,989 Common Shares, $0.01 Par Value Per Share

This prospectus relates to up to 455,989 shares of common stock, par value $0.01 per share (“common stock”), of Fidelity National Information Services, Inc. (“FIS,” the “Registrant,” “we” or “our”) issuable upon the exercise of certain outstanding stock options (the “Converted Options”) and the settlement of certain restricted stock units (the “Converted RSUs”), in each case, that were issued by Worldpay, Inc. (“Worldpay”) and are held by former employees or directors of Worldpay under the Worldpay, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), the Worldpay, Inc. Save As You Earn Option Scheme (a sub-plan under the Worldpay, Inc. Employee Stock Purchase Plan) and the Worldpay Group plc Savings-Related Share Option Scheme (with the Worldpay, Inc. Save As You Earn Option Scheme, “SAYE Schemes,” and collectively with the 2012 Plan, the “Worldpay Plans”). The Converted Options previously represented options to purchase shares of Worldpay common stock (the “Worldpay Options”) and the Converted RSUs previously represented time-vesting restricted stock units or performance-vesting restricted stock units in respect of shares of Worldpay common stock (the “Worldpay RSUs”), in each case, which were assumed by FIS pursuant to the Agreement and Plan of Merger, dated as of March 17, 2019 (the “Merger Agreement”), by and among FIS, Wrangler Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FIS (“Merger Sub”), and Worldpay. On July 31, 2019, Merger Sub was merged with and into Worldpay (the “Merger”), with Worldpay continuing as the surviving corporation and a wholly-owned subsidiary of FIS.

We will not receive any proceeds from the sale of the common shares covered by this prospectus other than proceeds from the exercise of the Converted Options whose underlying common shares are covered by this prospectus. Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “FIS.” On July 30, 2019, the last reported sale price of our common shares on the New York Stock Exchange was $133.69 per share.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 31, 2019

We have not authorized any person to give any information or to represent anything not contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide.

This prospectus and any accompanying prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

SUMMARY

This section summarizes selected information presented in greater detail elsewhere in this prospectus. However, this summary may not contain all of the information that may be important to you in determining whether to invest in our securities. You are urged to carefully read the remainder of this prospectus, any prospectus supplement and the other information incorporated by reference herein or therein which contain additional important information about FIS.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act”, and Section 21E of Securities Exchange Act of 1934, as amended, or “Exchange Act”, including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, the future financial and operating results of FIS. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•	the risk that the Worldpay transaction will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•	the risk that the integration of FIS and Worldpay will be more difficult, time-consuming or expensive than anticipated;

•	the risk of customer loss or other business disruption in connection with the Worldpay transaction, or of the loss of key employees;

•	the fact that unforeseen liabilities of FIS or Worldpay may exist;

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

•

changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•

the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•

the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•

internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•

the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•

competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	the failure to meet financial goals to grow the business in Brazil after the unwinding of our Brazilian joint venture;

•	the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of our Brazilian joint venture;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or card schemes or changes in those requirements;

•	fraud by merchants or bad actors; and

•	other risks detailed elsewhere in this document and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We assume no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in or incorporated into this prospectus or any related prospectus supplement.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed under “Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise, unless net-exercised as described below, of the Converted Options whose underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the Converted Options will be exercised.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

FIS is a global leader in financial services technology, providing solutions and services to clients in the retail and institutional banking, payments, capital markets, asset management, and wealth and retirement markets. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves clients in over 130 countries. Headquartered in Jacksonville, Florida, FIS employs more than 47,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of the Standard & Poor’s 500® Index.

On March 17, 2019, FIS entered into a merger agreement to acquire Worldpay, Inc. (“Worldpay”). On July 31, 2019, FIS completed the acquisition of Worldpay. FIS is now a global leader in technology, solutions and services for merchants, banks and capital markets. The Worldpay acquisition brings an integrated technology platform with a comprehensive suite of products and services, servicing merchants, as well as, and financial institutions. Worldpay processed over 40 billion transactions annually, supporting more than 300 payment types across 146 countries and 126 currencies. Through the transaction FIS will have enhanced global payment capabilities, robust risk and fraud solutions and advanced data analytics.

Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and our telephone number is (904) 438-6000.

THE OFFERING

Issuer	Fidelity National Information Services, Inc.

Common shares offered	Up to 455,989 shares of FIS common stock, par value $0.01 per share

Use of proceeds	We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the options whose underlying shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

New York Stock Exchange Symbol	FIS

PLAN OF DISTRIBUTION

We are registering 455,989 common shares issuable upon the exercise of the Converted Options and the settlement of Converted RSUs.

Pursuant to the terms of the applicable options, our shares will be issued to those option holders who elect to exercise and provide payment of the exercise price, including through a “net exercise” of a number of shares otherwise deliverable in respect of the Converted Options. We do not know if or when the Converted Options will be exercised. We also do not know whether any of the shares acquired upon exercise of any Converted Options will subsequently be resold. We are not using an underwriter in connection with this offering.

Pursuant to the terms of the applicable restricted stock unit awards, our shares will be issued to those restricted stock unit award holders upon settlement of the awards following vesting in accordance with the terms of each award. We do not know whether any of the shares of common stock acquired upon settlement of any Converted RSUs will subsequently be resold.

DESCRIPTION OF WORLDPAY PLANS

Introduction

This prospectus contains an overview of eligible individuals’ rights under the Worldpay Plans, which were assumed by FIS upon completion of the Merger. As a result of the Merger, the assumed stock options and restricted stock units granted under the Worldpay Plans relate to shares of FIS common stock instead of shares of Worldpay common stock.

The description of the Worldpay Plans in this prospectus is merely a summary of key terms and conditions of the Worldpay Plans. This prospectus does not contain all of the terms and conditions of the official plan documents for the Worldpay Plans, and is expressly qualified by reference to the plan documents for the Worldpay Plans and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find More Information” for instructions on how to obtain copies of the official plan documents.

Administration of the Worldpay Plans

Since the Merger, the Worldpay Plans are being administered by the Compensation Committee of FIS’ Board of Directors (the “CC”). Subject to the terms of the Worldpay Plans, the CC has the authority to interpret the terms of the Worldpay Plans and make all decisions related to the operation of the Worldpay Plans. The CC’s determinations under the Worldpay Plans need not be uniform. All determinations and decisions that the CC makes pursuant to the provisions of the Worldpay Plan are final, conclusive and binding upon all parties.

Types of Awards Outstanding

This prospectus relates only to the offering of shares of FIS common stock relating to Converted Options and Converted RSUs held by former employees of Worldpay under the Worldpay Plans.

Transferability of Awards

Except as otherwise determined by the CC, no award granted under the 2012 Plan is transferable by an award recipient otherwise than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order. Unless as otherwise provided in the 2012 Plan or in accordance with the provisions of the immediately preceding sentence, an award may be exercised during the lifetime of the recipient only by the recipient.

Under the terms of SAYE schemes, Converted Options may not, nor may any rights in respect thereof, be transferred, assigned, charged or otherwise disposed of to any person, except that on the death of the recipient a Converted Option may be transmitted to the recipient’s personal representatives.

Dividend Rights

Holders of Converted Options will not have a right to receive any dividends paid on FIS common stock until holders receive shares of FIS common stock upon the exercise of vested Converted Options. Unless otherwise provided in the applicable award agreement, holders of Converted RSUs will not have a right to receive any dividends paid on FIS common stock until holders receive shares of FIS common stock in the settlement of vested Converted RSUs.

Voting Rights

Holders of Converted Options will not have any of the voting rights of a holder of FIS common stock until holders receive shares of FIS common stock upon the exercise of vested Converted Options. Holders of Converted RSUs will not have any of the voting rights of a holder of FIS common stock until holders receive shares of FIS common stock in the settlement of vested Converted RSUs.

Adjustment

In the event that an adjustment is appropriate under the 2012 Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan (as a result of any dividend or other distribution, whether in cash, shares or other securities, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of FIS, issuance of warrants or other rights to purchase shares or other securities of FIS, issuance of shares pursuant to the anti-dilution provisions of securities, or other similar corporate transaction or event affecting the shares), the CC may make adjustments to the 2012 Plan or outstanding awards in a manner it deems equitable or appropriate in order to prevent the dilution or enlargement of such benefits or potential benefits, with respect to any or all of:

•	the number and type of shares (or other securities or other property) that may be made the subject of awards;

•	the number and type of shares (or other securities or other property) subject to outstanding awards;

•	the purchase or exercise price of any award; and

•	the performance measures for performance awards that are based on, derived from or related to share value.

Under the SAYE Schemes, if there is, in relation to the equity share capital of FIS, a capitalization issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or other variation of FIS’s share capital, the number and nominal value of common stock over which an option under the SAYE schemes is granted and the price at which FIS common stock may be purchased will be adjusted in the manner FIS’ Board of Directors determines so that (as nearly as may be) the exercise price and the total market value of the FIS common stock under the option remains substantially the same.

Amendment and Termination

FIS’ Board of Directors may amend or terminate the 2012 Plan. Stockholder approval (if required by law or stock exchange rule) or participant consent (if the action would materially adversely affect the participant’s rights) may be required for certain actions. The 2012 Plan will terminate on the earliest of (i) 10 years from its effective date (unless extended if permitted), (ii) when the maximum number of shares authorized for issuance pursuant to the 2012 Plan have been issued and (iii) when FIS’ Board of Directors terminates the Plan.

FIS’ Board of Directors may amend, suspend or terminate the SAYE Schemes, provided that any amendment that would (i) increase the number of shares available for issuance, (ii) lower the minimum purchase price, (iii) change the individual purchase price limits, (iv) change the class of employees eligible to participate, or (v) require stockholder action under any applicable law, regulation or rule, is subject to the approval of FIS stockholders to the extent required. No amendment may be made which would abrogate or adversely affect the subsisting rights of an option holder unless it is made with the consent of option holders in the manner set out in the SAYE Scheme rules. The SAYE Schemes will terminate on the earlier of (i) the termination of the SAYE Scheme by FIS’ Board of Directors, or (ii) the date on which no more FIS common stock are available for issuance. Termination of the SAYE Schemes will not affect options granted before termination.

Option Awards

In general, an option is a contractual right granted to an individual to purchase up to a specified number of common shares at a specified exercise price within a specified period of time, subject to certain conditions. The shares subject to an option may be purchased (referred to generally as the “exercise” of the option) as allowed by the vesting and exercisability rules set forth in the award agreement. The award agreement will provide that the option is exercisable in accordance with a vesting schedule. In addition, the right to exercise might terminate when certain events occur, such as termination of employment, as specified in the award agreement. An option holder is not required to exercise an option when it first becomes exercisable. The option holder may exercise the option (or the exercisable portion of the option, as the case may be) at any time within the remaining term of the option, subject to the rules in the award agreement.

To exercise an option, the option holder must deliver written notice of exercise to FIS in a form designated by FIS (or follow any other method of notice set forth in the award agreement) and pay the exercise price and any applicable withholding taxes.

Shares purchased upon exercise of an option must be paid in full at the time of purchase in accordance with the terms of the award agreement evidencing the option. An option holder will have none of the rights of a shareholder of FIS until the shares are issued upon due exercise of the option by the applicable option holder.

Restricted Stock Units

In general, a restricted stock unit is a contractual right granted to an individual, subject to certain conditions, to receive a share of common stock at some future date as specified in the award agreement. The award agreement will provide that the restricted stock units vest in accordance with a vesting schedule and that vested restricted stock units are settled in shares or in cash at such times as specified in the award agreement. Vesting of restricted stock units and/or settlement of vested restricted stock units might terminate when certain events occur, such as termination of employment, as specified in the award agreement. A holder of restricted stock units will not have any of the voting rights of a shareholder of FIS until the shares are issued upon the settlement of vested restricted stock units.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 21, 2019;

•	our quarterly report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on April 30, 2019;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2019;

•

our current reports on Form 8-K, filed with the SEC on March 8, 2019, March  18, 2019 (report filed at 8:30:28 a.m. EDT), March  18, 2019 (report filed at 5:11:04 p.m. EDT), April  11, 2019, May 13, 2019, May  17, 2019, May 21, 2019, May 23, 2019, June 4, 2019, July 3, 2019, July  5, 2019, July 24, 2019 and July  31, 2019; and

•

the description of the our Common Stock, par value $0.01 per share, included in our registration statement on Form 10, as amended, filed with the SEC on June 11, 2001 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

Corporate Secretary

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

The validity of the shares of FIS common stock offered hereby has been passed upon for FIS by Nelson Mullins Riley & Scarborough LLP, outside counsel to FIS.

EXPERTS

The consolidated financial statements of Fidelity National Information Services, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and related financial statement schedule of Worldpay, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated herein by reference from a Current Report on Form 8-K of Fidelity National Information Services, Inc. dated May 13, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle for the accounting for revenue from contracts with customers). Such consolidated financial statements and related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Subject to certain limitations, our articles of incorporation eliminate the liability of our directors to us or our shareholders for monetary damages for any action taken, or any failure to take action, as a director to the extent permitted under the Georgia Business Corporation Code. Our bylaws require us, subject to certain limitations, to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action because the person is or was our director or officer against liability incurred in such proceeding, and to advance expenses to our officers and directors who are parties to an action for which indemnification may be sought. We have obtained an insurance policy covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by FIS in connection with the sale of the securities being registered hereby.

Securities and Exchange Commission Registration Fee	$		*
Printing and engraving fees and expenses		$3,000
Accounting fees and expenses		$15,000
Legal fees and expenses		$20,000
Total		$38,000

*	Previously paid in connection with the original filing of this Registration Statement on Form S-4.

FIS will pay all of the above fees and expenses. All expenses are estimated.

Item 15. Indemnification of Directors and Officers

Georgia Business Corporation Code. Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Georgia Code”) provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (c) of Section 14-2-851 of the Georgia Code provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in Section 14-2-851 of the Georgia Code. Subsection (d) of Section 14-2-851 of the Georgia Code provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Code, a court shall order a corporation to indemnify or give an advance for expenses to a director if, after application by a director for indemnification or advancement of expenses, such court determines the director is entitled to indemnification under the indemnification provisions of the Georgia Code or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Code or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Code, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the Georgia Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-857 of the Georgia Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely in his or her capacity as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) the types of liability set forth in Section 14-2-832 of the Georgia Code, or (D) receipt of an improper personal benefit. Subsection (c) of Section 14-2-857 of the Georgia Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the Georgia Code and may apply to a court under Section 14-2-854 of the Georgia Code for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors, or contract.

FIS’ Bylaws. Article V of FIS’ Amended and Restated Bylaws requires FIS to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative, including any action or suit by or in the right of FIS, because such person is or was a director or officer of FIS against liability incurred in such proceeding. FIS’ bylaws generally prohibit FIS from indemnifying any officer or director who is adjudged liable to FIS or is subjected to injunctive relief in favor of FIS for:

•	any appropriation, in violation of the director’s or officer’s duties, of any business opportunity of FIS;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful corporate distributions as set forth in Section 14-2-832 of the Georgia Code; or

•	any transactions from which the director or officer derived an improper personal benefit.

In each case, if any person is entitled to indemnification by FIS for some portion of liability incurred, but not the total amount thereof, FIS shall indemnify such person for the portion of such liability to which such person is entitled.

FIS’ bylaws require FIS, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit, or proceeding for which indemnification may be sought. The indemnification provided by the Georgia Code and FIS’ bylaws is not exclusive of any other rights to which a director or officer of FIS may be entitled. FIS’ directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 16. Exhibits

The exhibits listed below are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation, effective as of February 1, 2006 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed on February 6, 2006)

4.2	Articles of Amendment to the Articles of Incorporation, effective as of November 13, 2012 (incorporated herein by reference to Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 26, 2013)

4.3	Articles of Amendment to the Articles of Incorporation, effective as of July 30, 2014 (incorporated herein by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 7, 2014)

4.4	Articles of Amendment to the Articles of Incorporation, effective as of July 31, 2019 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed on July 31, 2019)

4.5	Fourth Amended and Restated Bylaws dated January 25, 2017 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on January 27, 2017)

4.6	Form of certificate representing Fidelity National Information Services, Inc. Common Stock (incorporated herein by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed on February 6, 2006)

4.7	Worldpay, Inc. 2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.40 to Worldpay, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018)

4.8	Worldpay, Inc. Save As You Earn Option Scheme, sub-plan under the Worldpay, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Appendix I to Worldpay, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 4, 2018)

4.9	Worldpay Group plc Savings-Related Share Option Scheme (incorporated herein by reference to Exhibit 4.10 to Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement filed on July 31, 2019)

5.1	Opinion of Counsel, as to the validity of the shares of Common Stock*

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (with respect to Fidelity National Information Services, Inc.)

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (with respect to Worldpay, Inc.)

24.1	Power of Attorney*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 2 on Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on July 31, 2019.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Marc M. Mayo
Name:	Marc M. Mayo
Title:	Corporate Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 31, 2019.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2019
Gary A. Norcross

*	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2019
James W. Woodall

*	Corporate Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 31, 2019
Kathleen T. Thompson

*	Director	July 31, 2019
Ellen R. Alemany

*	Director	July 31, 2019
Keith W. Hughes

*	Director	July 31, 2019
David K. Hunt

*	Director	July 31, 2019
Louise M. Parent

*	Director	July 31, 2019
Brian T. Shea

*	Director	July 31, 2019
James B. Stallings, Jr.

*

The undersigned, by signing his name hereto, signs and executes this Registration Statement on behalf of each of the above named persons specified by an asterisk (*), pursuant to a Power of Attorney executed by such persons and previously filed with the Securities and Exchange Commission in the Registrant’s Registration Statement on Form S-4 (registration number 333-230858) filed on April 15, 2019.

By:	/s/ Marc M. Mayo
Marc M. Mayo Attorney-in-Fact